STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

LAUGHLIN ASSOCIATES, INC.
9120 DOUBLE DIAMOND PKWY
RENO, NV 89521

Job:C20151125-1214
November 25, 2015

Special Handling Instructions:
24 HOUR - AMEND/DESIGNATION TTB EMAIL 11/25/15

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20150517004-25	11/25/2015 9:30:52 AM	1	$175.00	$175.00
24 Hour Expedite	20150517004-25	11/25/2015 9:30:52 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	025994|15112503274605	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

LAUGHLIN ASSOCIATES, INC.
9120 DOUBLE DIAMOND PKWY
RENO, NV 89521

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske	20150517004-25
Secretary of State	Filing Date and Time: 11/25/2015 9:30 AM
State of Nevada	Entity Number: E0005712011-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:
Soul and Vibe Interactive Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:
Series B Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:
Section 2. Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of common stock of the Corporation and shall be entitled to Four Thousand (4,000) votes for each share of Series B Preferred Stock owned at the record date for the determination of common shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

5. Effective date of filing: (optional) November 24, 2015

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.